FORM OF DIRECTOR AGREEMENT UNDER THE
                        ST. EDMOND'S FEDERAL SAVINGS BANK
                            INCENTIVE RETIREMENT PLAN


       THIS AGREEMENT is made effective the 1st day of January, 2004, by and between ST. EDMOND'S FEDERAL SAVINGS Bank located in Philadelphia, Pennsylvania (the "Company") and [DIRECTOR NAME] (the "Director").


                                  INTRODUCTION

       To encourage the Director to remain a member of Company's Board of Directors and to provide the Director with an incentive benefit, the Company is willing to provide an opportunity to the Director to share in the appreciation of Phantom Stock of the Company. According to the terms of this Agreement, the Company will provide a one-time Phantom Stock Allocation to an Incentive Retirement Account on January 1, 2004, and determine the appreciation on the Phantom Stock Allocation on an annual basis. Upon the occurrence of various triggering events, the Company will pay the value of the Incentive Retirement Account in cash from its general assets.


                                    AGREEMENT

       The Director and the Company agree as follows:

                                    Article 1
                                   Definitions

       Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Account Balance" means the undistributed value of the Director's Incentive Retirement Account at any given point in time.

         1.2 "Book Value Per Share" means the Company's Capital Account divided by 780,000 shares of Phantom Stock.

         1.3 "Capital Account" means the net value of: (a) the Company's retained earnings determined from the consolidated financial statements according to Generally Accepted Accounting Principles ("GAAP"), plus (b) the Company's general loan loss reserve, excluding (c) any market value adjustments determined under Statement of Financial Accounting Standards Number 115, and (d) excluding any new capital raised upon conversion of the Company to stock ownership.

         1.4 "Change in Control" means any of the following:

               (A) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Bank, to direct more than 25% of the outstanding votes of the Bank, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of
     Section 13(d) of the Exchange Act;

               (B) an event whereby the OTS, FDIC or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a change in the corporate structure or organization of the Bank;

               (C) an event whereby the OTS, FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or

               (D) a merger or other business combination between the Bank and another corporate entity whereby the Bank is not the surviving entity.

         In  the  event  that  the  Bank  shall   convert  in  the  future  from
mutual-to-stock form, the term "Change in Control" shall also refer to:

               (E) the sale of all, or substantially all, of the assets of the Bank or the Parent;

               (F) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity;

               (G) a change in control of the Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or

               (H) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

       Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Company providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Director's service did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

         Furthermore, the conversion of the Company from a mutual to a stock form of ownership, whether a mutual holding company or a full stock company, would not be considered a Change in Control for purpose of this Agreement.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Early Termination" means that the Director, prior to "Normal Retirement Date," has terminated service with the Company for reasons other than Termination for Cause (see Section 7.2), death, or following a Change in Control.

         1.7 "Effective Date" means the effective date of this Agreement, January 1, 2004.

         1.8 "Incentive Retirement Account" means the incentive retirement account established under Article 2 of this Agreement and subject to valuation under Article 3 of this Agreement.

         1.9 "Normal Retirement Date" means the Director's seventy-fifth (75th) birthday.

         1.10 "Phantom Stock" means the hypothetical number of shares of the Company's common stock that would be issued based on an initial book value of $10.00 per share. The Phantom Stock is used solely as a measurement tool; no Company stock will be purchased, sold, registered, or issued in connection with this Agreement. The Director will only be entitled to cash, and not stock in lieu of cash. The Director will not receive any stock or stock rights by virtue of this Agreement.

         1.11 "Plan Year" means, for the first year, the period from the Effective Date through October 31, 2004. Thereafter, "Plan Year" means each twelve month period commencing on November 1st and ending on October 31st of the following calendar year.

         1.12 "Termination of Service" means the Director ceases to be a member of the Company's Board of Directors for any reason, other than an approved leave of absence.

         1.13 "Years of Service" means the total number of full years for which Director has provided service to the Company. For purposes of this definition, a year of service shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of service, commences on the Director's appointment to the Board and that, for any subsequent year, commences on an anniversary of that appointment date.

                                    Article 2
                         Incentive Retirement Allocation

      The Director's Incentive Retirement Account shall be established with a one-time allocation of [NUMBER OF SHARES] shares of Phantom Stock as of the Effective Date of this Agreement (the "Phantom Stock Allocation").

                                    Article 3
                          Incentive Retirement Account

         3.1  Establishing  and  Crediting.   The  Company  shall  establish  an
Incentive Retirement Account on its books for the Director. The value of the Incentive Retirement Account is determined as follows:

                  3.1.1 Valuation. On the last day of each Plan Year, the value of the Incentive Retirement Account is determined by multiplying the Phantom Stock Allocation by the difference between the Initial Value Per Share and the Current Value Per Share, as defined below.

                        (a) "Initial Value Per Share" is the beginning Book Value Per Share of the Phantom Stock, which is $10.00.

                        (b) "Current Value Per Share" is the current Book Value Per Share.

       An example of the calculation of a Incentive Retirement Account Balance is as follows:

--------- ----------------------------------------------------- ----------------
          Assumptions                                                  Results
--------- ----------------------------------------------------- ----------------
  (A) Incentive Retirement Allocation                                     1,000
--------- ----------------------------------------------------- ----------------
  (B) Initial Value Per Share                                            $10.00
--------- ----------------------------------------------------- ----------------
  (C)     Capital Account at the Measurement Date                    $8,424,000
--------- ----------------------------------------------------- ----------------
  (D) Total Outstanding Phantom Shares                                  780,000
--------- ----------------------------------------------------- ----------------
  (E) Current Value Per Share                                            $10.80
--------- ----------------------------------------------------- ----------------
  (F)     Phantom Price Appreciation = (E) minus (B)                      $0.80
--------- ----------------------------------------------------- ----------------
  (G)     Incentive Retirement Account Value = (A) times (F)               $800
--------- ----------------------------------------------------- ----------------

                  3.1.2 Interest on Incentive Retirement Account Balance. Unless otherwise specified in this Agreement, no interest shall be credited to the Incentive Retirement Account.

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


                  3.1.3 Conversion. It is intended that increases in the Company's Book Value Per Share will be based solely on earnings of the Company after the Effective Date. Therefore, in the event of the Company's conversion to a stock company or a mutual holding company, the additional capital raised through such conversion will not be credited to the Director's Incentive Retirement Account.

                  3.1.4 Contingent Restriction on Increases in Incentive Retirement Account Balance. Notwithstanding any provision of this Agreement to the contrary, any increases in the Incentive Retirement Account will be at the discretion of the Board of Directors for any, year in which the Company's net income is less than 90 percent of budgeted income or nonperforming assets exceed 20 percent of unimpaired capital.

         3.2 Statement of Accounts. The Company shall provide to the Director, within 90 days following the end of each Plan Year this Agreement is in effect, a statement setting forth the Incentive Retirement Account Balance, stating the number of Phantom SAR shares and detailing the calculation of the value of the Director's Incentive Retirement Account.

         3.3 Accounting Device Only. The Incentive Retirement Account is solely a device for measuring amounts to be paid under this Agreement. The Incentive Retirement Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    Article 4
                                Lifetime Benefits

         4.1 Benefit at Normal Retirement Date. If the Director reaches the Normal Retirement Date while in continuous service with the Company, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement. However, if there has been a Change in Control prior to the Normal Retirement Date, the Director's benefits shall be determined pursuant to Section 4.3, even if the Director remains a member of Company's Board of Directors in the successor company until the Normal Retirement Date.

                  4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the value of the Incentive Retirement Account at the Normal Retirement Date.

                  4.1.2 Payment of Benefit. The benefit will be paid in the form elected by the Director in Exhibit 1.

                  4.1.3 Option to Defer Receipt of Benefits. In the event the Director wishes to delay receipt of benefit payments under this
          Section 4.1, Exhibit 2 must be provided to the Company at least thirteen (13) months prior to the Normal Retirement Date. The Director's Incentive Retirement Account will continue to increase in value at two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%. Based on the Account Balance on the Plan Year ended immediately prior to the date specified, the Account Balance shall be annuitized according to the distribution election made for the Normal Retirement Date in Exhibit 1.

          4.2 Early Termination Benefit. Upon Early Termination, the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

                  4.2.1 Amount of Benefit. The benefit amount under this Section
          4.2 is the value of the Incentive Retirement Account for the Plan Year ended immediately prior to the Executive's Termination of Employment, multiplied by the Vesting Percentage pursuant to the following vesting schedule:

              ------------------------------------- ----------------------------
                Years of Service Completed              Vesting Percentage
              ------------------------------------- ----------------------------
                       Less than 1                              0%
              ------------------------------------- ----------------------------
                            1                                   33%
              ------------------------------------- ----------------------------
                            2                                   67%
              ------------------------------------- ----------------------------
                        3 or more                              100%
              ------------------------------------- ----------------------------



                  4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director as described in Section 4.1.2 commencing within 90 days after the Director's Termination of Service. The benefit shall be paid in the form elected in Exhibit 1.

          4.3 Change in Control Benefit. If the Director is a member of the Company's Board of Directors at the date a Change in Control occurs, the Company shall pay to the Director one of the benefits described in this Section 4.3 in lieu of any other benefit under this Agreement.

                  4.3.1 Amount of Benefit. The benefit amount under this Section
          4.3.1 is $________, which represents the projected Account Balance for the Director's Normal Retirement Date.

                  4.3.2 Payment of Benefit. The Company shall pay the benefit as described in Section 4.1.2, commencing within 90 days following Normal Retirement Date. The benefit shall be paid in the form elected in
          Exhibit 1. Alternatively, if so elected at least thirteen (13) months prior to a Change in Control, the Director may receive the discounted Account Balance shown on Schedule A for the Plan Year in which the Change in Control takes place as a lump sum within 90 days following a Change in Control.

                                    Article 5
                                 Death Benefits

          5.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

                  5.1.1 Amount of Benefit. If death occurs during the months of November, December, January, February, March, or April, the benefit in this Section 5.1 is the Account Value for the Plan Year ended immediately prior to the Director's death. If death occurs during May, June, July, August, September, or October, the benefit in this Section
          5.1 is the Account Value for the end of the Plan Year in which the Director's death takes place.

                  5.1.2 Payment of Benefit. The Company shall pay the benefit to the Director's designated beneficiary as elected in Exhibit 1, commencing within 90 days of the receipt of the Director's death certificate.

         5.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

         5.3 Death After Termination of Service But Before Payment of Benefit Commences. If the Director is entitled to a benefit under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall be paid in a lump sum within 90 days of the receipt of the Director's death certificate.

                                    Article 6
                                  Beneficiaries

         6.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the

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

benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

         7.1 Excess Parachute or Golden Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under Section 280G of the Code or would be a prohibited golden parachute payment pursuant to 12 C.F.R. ss.359.2 and for which the appropriate federal banking agency has not given written consent to pay pursuant to 12 C.F.R. ss.359.4.

         7.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

               (a)  Gross negligence or gross neglect of duties;

               (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

               (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

         7.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Director is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

         7.4 Competition after Termination of Service. The Director shall forfeit his right to any further benefits if the Director, without the prior written consent of the Company, violates any one of the following described restrictive covenants.

                  7.4.1 Non-compete Provision. The Director shall not, for a period of 12 months following termination of service, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly traded company):

                  (i) become employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Director's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of the main office maintained by the Company as of the date of the termination of the Director's service; or

                  (ii) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Company as of the date of termination of the Director's service; or

                  (iii) sell, offer to sell, provide banking or other financial services, assist any other person in selling or providing banking or other financial services, or solicit or otherwise compete for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Company (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Director or the Company, to the knowledge of the Director, provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the termination of the Director's service; or

                    (iv) divulge,  disclose,  or  communicate  to  others in any manner whatsoever, any nonpublic confidential information of the Company, to the knowledge of the Director, including, but not limited to, the names and addresses of customers or prospective customers, of the Company, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Company, earnings or other information concerning the Company. The restrictions contained in this subparagraph (iv) apply to all information regarding the Company, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, the restriction set forth in this paragraph shall not apply to any information that becomes known to the general public from sources other than the Director.


                  7.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Director of any provision of these restrictions, the Director recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Company, and further recognizes that in such event monetary damages may be inadequate to fully protect the Company. Accordingly, in the event of a breach or threatened breach of this Agreement, the Director consents to the Company's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Company's rights hereunder and preventing the Director from further breaching any of his obligations set forth herein. The Director expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Company post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including the recovery of damages from the Director. The Director expressly acknowledges and agrees that: (i) the restrictions set forth in Section 7.4.1 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Company in Section 7.4.1 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 7.4.1 hereof will not be materially adverse to the Director's service with the Company, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

                  7.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

                  7.4.4 Change in Control. The non-compete provision detailed in
          Section 7.4.1 hereof shall not be enforceable following a Change in Control.


         7.4 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company, or any other reason, provided however that the Company shall evaluate the reason for the denial, and upon advice of Counsel and in its sole discretion, consider judicially challenging any denial.

                                    Article 8
                          Claims and Review Procedures

         8.1 Claims Procedure. A Director or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

                  8.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-

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

          day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  8.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  8.1.3.1 The specific reasons for the denial,

                  8.1.3.2  A  reference  to  the  specific   provisions  of  the
          Agreement on which the denial is based,

                  8.1.3.3  A  description  of  any  additional   information  or
          material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  8.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

          8.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                  8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                  8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

                  8.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  8.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  8.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  8.2.5.1 The specific reasons for the denial,

                  8.2.5.2  A  reference  to  the  specific   provisions  of  the
          Agreement on which the denial is based,

                  8.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

                                    Article 9
                           Amendments and Termination

          This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director, except for the automatic termination provisions specified in Article 7.

                                   Article 10
                                  Miscellaneous

         10.1 Binding  Effect.  This  Agreement  shall bind the Director and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

         10.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a member of the Company's Board of Directors, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         10.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

         10.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

         10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

         10.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

               (a)  Interpreting the provisions of the Agreement;

               (b) Establishing and revising the method of accounting for the Agreement;

               (c)  Maintaining a record of benefit payments; and

               (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         10.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.


         IN WITNESS WHEREOF, the Director and the Company have signed this Agreement.


DIRECTOR                                     ST. EDMOND'S FEDERAL SAVINGS BANK


____________________________                 By  _______________________________
[DIRECTOR NAME]                              Title  ____________________________

Date:    ______________________              Date  _____________________________

                                    EXHIBIT 1
                                    ---------

                            FORM OF BENEFIT ELECTION

                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

         I elect to receive benefits under the Agreement in the following form (initial appropriate box):


4.1.2     Normal Retirement Date
          ----------------------

___    The Company shall pay the benefit to the Director in a lump sum within 90 days of the Director's Normal Retirement Date.

___ The Company shall pay the benefit to the Director in 24 equal monthly installments commencing within 90 days following the Director's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director in 60 equal monthly installments commencing within 90 days following the Director's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director in 120 equal monthly installments commencing within 90 days following the Director's Normal Retirement Date. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.


4.2.2     Early Termination Benefit
          -------------------------

___ The Company shall pay the benefit to the Director in a lump sum within 90 days of the date of the Director's Early Termination.

___ The Company shall pay the benefit to the Director in 24 equal monthly installments commencing within 90 days of the date of the Director's Early Termination. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director in 60 equal monthly installments commencing within 90 days of the date of the Director's Early Termination. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director in 120 equal monthly installments commencing within 90 days of the date of the Director's Early Termination. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

4.3.2     Change in Control Benefit
          -------------------------

___ The Company shall pay the benefit to the Director in a lump sum within 90 days of the earlier of: (a) the Director's Termination of Service or (b) the Director's Normal Retirement Date.

___ The Company shall pay the discounted benefit to the Director in a lump sum within 90 days of the Change in Control.

5.1.2     Death During Active Service
          ---------------------------

___ The Company shall pay the benefit to the Director's designated beneficiary in a lump sum commencing within 90 days of the date of the receipt of the Director's death certificate.

___ The Company shall pay the benefit to the Director's designated beneficiary in 24 equal monthly installments commencing within 90 days of the date of the receipt of the Director's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director's designated beneficiary in 60 equal monthly installments commencing within 90 days of the date of the receipt of the Director's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

___ The Company shall pay the benefit to the Director's designated beneficiary in 120 equal monthly installments commencing within 90 days of the date of the receipt of the Director's death certificate. The Company shall credit interest at an annual rate equal to two percent (2%) above the 10 Year Treasury Rate. The 10 Year Treasury Rate shall be determined using the average rate in effect for the month of December immediately prior to commencement of benefit payments. The 10 Year Treasury Rate used for this purpose shall not be less than 4.00%.

Signature   ___________________________

Date   _______________________________


Received by the Company this ________ day of ___________________, 200_.


By  _________________________________

Title  ________________________________

                                    EXHIBIT 2
                                       TO
                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

                       Option to Defer Receipt of Benefits

                                 [DIRECTOR NAME]

       According to the terms of Section 4.1.3 of this Agreement, I understand that I may elect to defer receipt of my Incentive Retirement Account beyond Normal Retirement Date, provided that I make such election at least thirteen
(13) months prior to Normal Retirement Date and provided I continue service on the Company's Board. Accordingly, I elect to commence receipt of benefits on the month immediately following:

       _____       Termination of Service

       _____       Specified Date:  ______________________________________ or
                   Termination of Service, whichever comes first

I understand that I may not change these options within thirteen (13) months of or after reaching my Normal Retirement Date.

Signature   ______________________________

Date   __________________________________



Accepted by the Company this ______ day of _________________, 200_.

By  ____________________________________

Title  __________________________________

                             BENEFICIARY DESIGNATION

                        ST. EDMOND'S FEDERAL SAVINGS Bank
                         INCENTIVE RETIREMENT AGREEMENT

                                 [DIRECTOR NAME]

I designate  the  following  as  beneficiary  of any death  benefits  under this
Agreement:

Primary:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent: --------------------------------------------------------------------

--------------------------------------------------------------------------------

Note:To name a trust as  beneficiary,  please provide the name of the trustee(s)
     and the exact name and date of the trust agreement.
             -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature   ______________________________

Date   __________________________________



Accepted by the Company this ______ day of _________________, 200_.


By  ____________________________________

Title  _________________________________